Exhibit 3.1

ARTICLES OF MERGER

MERGING

SALMON ACQUISITION, INC.

(a Wisconsin corporation)

WITH AND INTO

WAUSAU PAPER CORP.

(a Wisconsin corporation)

Pursuant to Sections 180.1101 and 180.1105 of the Wisconsin Business Corporation Law (the "WBCL"), Wausau Paper Corp., a Wisconsin corporation ("Wausau"), does hereby certify the following information relating to the merger of Salmon Acquisition, Inc., a Wisconsin corporation ("Merger Sub"), with and into Wausau (the "Merger") on January 21, 2016:

FIRST:	The name and state of incorporation of each corporation that is a party to the Merger are:
	Name	State of Incorporation
	Salmon Acquisition, Inc.	Wisconsin
	Wausau Paper Corp.	Wisconsin

SECOND:	The plan of merger has been approved and adopted by each corporation that is a party to the Merger, as required under Section 180.1103 of the WBCL.

THIRD:	The name of the surviving corporation in the Merger shall be Wausau Paper Corp. (the "Surviving Corporation").

FOURTH:	The articles of incorporation of the Surviving Corporation shall be amended and restated as set forth on Exhibit A hereto upon the effectiveness of the Merger.

FIFTH:	The executed plan of merger is on file at the principal place of business of the Surviving Corporation.

SIXTH:

The Surviving Corporation will provide a copy of the plan of merger, upon request and without cost, to any shareholder of Merger Sub or Wausau or, upon payment to the Surviving Corporation of an amount equal to the cost of producing the copy, to any other interested person.

SEVENTH:	Merger Sub does not have a fee simple ownership interest in any Wisconsin real estate.

EIGHTH:	These Articles of Merger shall become effective on January 21, 2016 at 8:00 a.m. Central Time.

NINTH:	The Surviving Corporation is not a Domestic or Foreign Business Corporation that is an indirect wholly owned subsidiary or parent.

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IN WITNESS WHEREOF, Wausau has caused these Articles of Merger to be executed by its duly authorized officer on the date first written above on behalf of all parties to the Merger.

WAUSAU PAPER CORP.

BY/s/ MICHAEL C. BURANDT

Name:  Michael C. Burandt

Title:    Chief Executive Officer

This document was drafted by: Benjamin G. Lombard, Esq.

Please return this document to:

Tanya R. Braga, Paralegal

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 1700

Milwaukee, WI 53202

414-298-8354

[Signature Page to Articles of Merger]

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

WAUSAU PAPER CORP.

The Amended and Restated Articles of Incorporation set forth below supercede and take the place of the theretofore existing Articles of Incorporation of Wausau Paper Corp. (the "Corporation") and any amendments thereto.

ARTICLE I

The Corporation is incorporated under Chapter 180, Wisconsin Statutes.

ARTICLE II

The name of the Corporation is Wausau Paper Corp.

ARTICLE III

The aggregate number of shares which the Corporation shall be authorized to issue is 1,000 shares consisting of one class only, designated as "Common Stock," with $0.01 par value.

ARTICLE IV

The address of the initial registered office of the Corporation is 8040 Excelsior Drive, Suite 400, Madison, Wisconsin 53717 and the name of its initial registered agent at such address is Corporation Service Company.

ARTICLE V

The number of directors constituting the initial Board of Directors shall be such number as is fixed, from time to time, in the manner prescribed by the By-Laws.

ARTICLE VI

Any action required to be taken at a meeting of the shareholders of the Corporation, or any other action which may be taken at a meeting of the shareholders of the Corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.